UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report: January 23, 2013

CYRUSONE INC.

(Exact Name of Registrant as Specified in its Charter)

Maryland	001-35789	46-0691837
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1649 West Frankford Road

Carrollton, TX 75007

(Address of Principal Executive Office)

Registrant’s telephone number, including area code: (972) 350-0060

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 5.02 – DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS

Compensatory Arrangements of Certain Officers

CBI Resignation Letter with Gary J. Wojtaszek, Kimberly H. Sheehy, Michael L. Duckett and Kevin G. Timmons

On January 23, 2013 (the “Resignation Date”), Cincinnati Bell Inc., (“CBI”) the former parent of CyrusOne Inc. (the “Company”), entered into a Resignation Letter by and between CBI and Gary J. Wojtaszek (the “Wojtaszek Resignation Letter”), a Resignation Letter by and between CBI and Kimberly H. Sheehy (the “Sheehy Resignation Letter”) and a Resignation Letter by and between CBI and Michael L. Duckett (the “Duckett Resignation Letter”) and a Resignation Letter by and between CBI and Kevin G. Timmons (the “Timmons Resignation Letter,” collectively with the Wojtaszek Resignation Letter, the Sheehy Resignation Letter and Duckett Resignation Letter, the “Resignation Letters;” and Messrs. Wojtaszek, Duckett and Timmons and Ms. Sheehy each, an “Officer” and collectively, the “Officers”), in each case, in connection with his or her resignation from CBI and the closing of the previously announced initial public offering of the common stock of the Company.

Pursuant to the terms of the Resignation Letters, each of the Officers will not be entitled to any severance payments as a result of his or her resignation under his or her prior employment agreement with CBI (each, a “Prior Employment Agreement”). Awards previously granted to each of the Officers that were scheduled to vest according to their terms in connection with the closing of the initial public offering (including awards granted under CBI’s 2010 Cyrus Performance Plan and/or CBI’s Technology Solutions/Data Center Program) are unaffected by the terms of the Resignation Letters and will continue to vest and become payable in accordance with their terms. However, any other awards that remain unvested as of the Resignation Date will be forfeited. In addition, each Officer remains eligible to receive an annual incentive bonus award in accordance with and under the terms of CBI’s annual incentive plan and the applicable award agreement for fiscal year 2012.

In exchange for his or her full waiver and release of claims and covenant not to sue contained in the applicable Resignation Letter, (i) Mr. Wojtaszek will be paid a lump-sum cash payment of $450,815, (ii) Ms. Sheehy will be paid a lump-sum cash payment of $102,335, (iii) Mr. Duckett will be paid a lump-sum cash payment of $48,712 and (iv) Mr. Timmons will be paid a lump-sum cash payment of $66,250, in each case, within 10 days of the day his or her release becomes effective according to the terms of the applicable Resignation Letter and subject to all applicable and required withholdings.

Each of the Officers remains subject to (i) confidentiality and intellectual property covenants indefinitely and (ii) non-competition, non-solicitation and non-interference covenants for a period of one year, in each case, following his or her resignation and as provided in the applicable Prior Employment Agreement. Each Officer’s employment by or service to the Company or any of its subsidiaries or affiliates will not be a breach of his non-competition, non-solicitation and non-interference obligations under applicable Prior Employment Agreement, as provided in the applicable Resignation Letter.

Employment Agreements with Gary J. Wojtaszek, Kimberly H. Sheehy, Michael L. Duckett and Kevin G. Timmons

On January 24, 2013, with the approval of the Company’s Board of Directors (the “Board”), the Company entered into, through its subsidiary CyrusOne LLC, a Delaware limited liability company

(“CyrusOne LLC”), an Employment Agreement by and between CyrusOne LLC and Gary J. Wojtaszek (the “Wojtaszek Agreement”), an Employment Agreement by and between CyrusOne LLC and Kimberly H. Sheehy (the “Sheehy Agreement”), an Employment Agreement by and between CyrusOne LLC and Michael L. Duckett (the “Duckett Agreement”) and an Employment Agreement by and between CyrusOne LLC and Kevin G. Timmons (the “Timmons Agreement,” collectively with the Wojtaszek Agreement, the Sheehy Agreement and the Duckett Agreement , the “Employment Agreements”).

Term. Pursuant to the Employment Agreements, the term of employment of each of the Officers will begin on January 24, 2013 (the “Effective Date”) and will end on the first anniversary of the Effective Date; provided, however, that on the first anniversary of the Effective Date and each subsequent anniversary of the Effective Date, the term of each of the Employment Agreements will automatically be extended for a period of one additional year, unless earlier terminated in accordance with the terms of the applicable Employment Agreement.

Title. Pursuant to the Employment Agreements, Mr. Wojtaszek will serve as the President and Chief Executive Officer of the Company, Ms. Sheehy will serve as the Chief Financial Officer of the Company, Mr. Duckett will serve as the Chief Operating Officer of the Company and Mr. Timmons will serve as the Chief Technology Officer of the Company.

Compensation and Benefits. Pursuant to the Employment Agreements, Mr. Wojtaszek’s initial annual base salary will be $576,000 per year, Ms. Sheehy’s initial annual base salary will be $330,019 per year, Mr. Duckett’s initial annual base salary will be $280,000 per year and Mr. Timmons’ initial annual base salary will be $300,000 per year, in each case, payable in accordance with CyrusOne LLC’s regular payroll practices. In addition to his or her base salary, each Officer will also be eligible to receive an annual bonus for each calendar year in which services are performed under the applicable Employment Agreement. Each year, each of Messrs. Wojtaszek and Timmons will be given a bonus target of not less than 100% his then current base salary and Ms. Sheehy and Mr. Duckett will each be given a bonus target of not less than 50% of his or her then current base salary, in each case, subject to proration for a partial year. Each Officer’s bonus award will generally be subject to the terms and conditions of the Company’s annual incentive plan.

In each year during the term of the applicable Employment Agreement, each Officer will be eligible to be considered for grants of awards under any of the Company’s long-term incentive compensation plans maintained by the Company for the benefit of certain employees.

Pursuant to the Employment Agreements, each of the Officers is eligible to participate in the various employee benefit plans and programs which are made available to similarly situated officers of the Company. Each Officer will be reimbursed in accordance with CyrusOne LLC’s then current travel and expense policies for all reasonable and necessary expenses incurred by the Officer in the course of his or her performance of his or her duties under the applicable Employment Agreement.

Termination Events.

Disability and Death. The employment of each of the Officers may be terminated by either CyrusOne LLC or the applicable Officer upon such Officer’s inability to perform the services required by his or her Employment Agreement because of any physical or mental infirmity for which such Officer receives disability benefits under any disability plans generally made available to employees. Upon such a termination event, CyrusOne LLC will pay the applicable Officer his or her accrued compensation (base salary, bonus or otherwise) and will provide such Officer with disability benefits and all other benefits in accordance with the provisions of the applicable disability plans and other applicable plans. The employment of each of the Officers will be automatically terminated upon such Officer’s death, and CyrusOne LLC will pay his or her estate his or her accrued compensation (base salary, bonus or otherwise). In each case, any outstanding equity or non-equity incentive awards will be treated in accordance with the applicable plan and agreement documents.

Cause. CyrusOne LLC may terminate the employment of each of the Officers immediately, upon written notice, for Cause. CyrusOne LLC will generally have “Cause” to terminate each Officer’s only if, in the case of Mr. Wojtaszek and Ms. Sheehy, the Board, or, in the case of Messrs. Duckett and Timmons, the Company, determines there has been fraud, misappropriation, embezzlement or misconduct constituting serious criminal activity on the part of such Officer. Upon termination for Cause, the applicable Officer will be entitled only to accrued compensation.

Without Cause or Constructive Termination. In the event CyrusOne LLC terminates the employment of any of the Officers, upon written notice, for any reason other than for Cause or such Officer’s death, disability or in connection with a Change in Control (which has the meaning set forth in the CyrusOne 2012 Long Term Incentive Plan) or in the event any of the Officers terminates his or her employment as a result of Constructive Termination (as defined below):

•

on the date that is 60 days after the date of termination, and subject to CyrusOne LLC’s receipt of an executed and irrevocable release from the applicable Officer, CyrusOne LLC will pay such Officer in a lump sum cash payment an amount equal to 2 times the sum of such Officer’s annual base salary rate then in effect;

•

for the purposes of any outstanding stock option, restricted stock award or other outstanding incentive award, the portion of any such outstanding award that would otherwise have vested on or prior to the end of the one year period beginning at the time of such termination (the “Severance Period”) will generally become vested and exercisable as of immediately before the termination of the term of employment;

•

if applicable, an amount equal to the sum of (a) any forfeitable benefits of such Officer under any nonqualified pension, profit sharing, savings or deferred compensation plan that would have vested if the term of his or her employment had not been terminated prior to the end of the Severance Period, plus (b) any additional vested benefits which would have accrued for such Officer under any nonqualified defined benefit pension plan if the term of his or her employment had not been terminated prior to the end of the Severance Period, and if such Officer’s base salary and bonus target had not increased or decreased after such termination, will be payable to such Officer at the same time and in the same manner as such benefits would have been paid under such plan or plans had such benefits vested and accrued under such plan or plans at the time of the termination of his or her employment (the “Nonqualified Benefit”);

•

if applicable, an amount equal to the sum of (a) any forfeitable benefits of such Officer under any qualified pension, profit sharing, 401(k) or deferred compensation plan that would have vested prior if the term of his or her employment had not been terminated prior to the end of the Severance Period, plus (B) any additional vested benefits which would have accrued for such Officer under any qualified defined benefit pension plan if the term of his or her employment had not been terminated prior to the end of the Severance Period, and if such Officer’s base salary and bonus target had not increased or decreased after such termination, will be paid by CyrusOne LLC in one lump sum 60 days after such termination of employment, subject to CyrusOne LLC’s receipt of a executed and irrevocable release from the applicable Officer (the “Qualified Benefit”); and

•

for the remainder of the Severance Period, CyrusOne LLC will continue to provide such Officer with medical, dental, vision and group term life coverage comparable to the medical, dental, vision and group term life coverage in effect for such Officer immediately prior to such termination (the “Medical Benefit”). To the extent that such Officer would have been eligible for any post-retirement medical, dental, vision or group term life benefits from CyrusOne LLC if such Officer had continued in employment through the end of the Severance Period, CyrusOne LLC will provide such post-retirement benefits to such Officer after the end of the Severance Period (the “Post-Retirement Medical Benefit”).

For the purposes of each of the Employment Agreements, “Constructive Termination” will generally be deemed to have occurred if, without the applicable Officer’s consent, (a) there is a material adverse change in the reporting responsibilities set forth in his or her Employment Agreement or there is otherwise a material reduction in his or her authority, reporting relationship or responsibilities, (b) there is a material reduction in his or her base salary or bonus target or (c) the applicable Officer is required by CyrusOne LLC to relocate more than 50 miles from his or her designated office in effect as of the Effective Date.

Change of Control. In the event of a Change in Control, the term of employment of each of the Officers will terminate automatically if, within one year of such Change in Control: (a) such Officer elects to terminate his or her employment with CyrusOne LLC as a result of Constructive Termination or (b) CyrusOne LLC terminates the employment of such Officer for any reason other than for Cause or such Officer’s death or disability:

•

on the date that is 60 days after the date of termination, and subject to CyrusOne LLC’s receipt of an executed and irrevocable release from the applicable Officer, CyrusOne LLC will pay such Officer in a lump sum cash payment an amount equal to the product of multiplying (a) the sum of such Officer’s annual base salary rate and his or her annual bonus target, in each case, as then in effect by (b) two;

•

any outstanding stock option, restricted stock award or other outstanding incentive award that is not vested and exercisable at the time of such termination will become vested and exercisable as of immediately before the termination of the term of employment; and

•	such Officer will be entitled to the Nonqualified Benefit, the Qualified Benefit, the Medical Benefit, and, to the extent applicable, the Post-Retirement Medical Benefit.

In the event that Section 280G of the Internal Revenue Code of 1986, as amended, applies to the payments and benefits set forth above, the aggregate amount of such payments and benefits payable to the Officer will not exceed the amount which produces the greatest after-tax benefit to the Officer after taking into account any applicable excise tax to be payable by the Officer.

Voluntary Resignation by Officer. Each of the Officers may resign upon 60 days’ prior written notice to CyrusOne LLC. In the event of such a resignation, CyrusOne LLC will pay the applicable Officer his or her base salary through the date of such resignation, any bonus earned but not paid at the time of such resignation and any other vested compensation or benefits called for under any compensation plan or program.

Restricted Covenants. Pursuant to the Employment Agreements, each of the Officers is subject to confidentiality and intellectual property covenants during the term of his or her employment and thereafter. In addition, each of the Officers is subject to non-competition, non-solicitation and non-interference covenants during the term of his or her employment and for a period of one year following the cessation of his or her employment for any reason.

The description of the Resignation Letters is qualified in its entirety by reference to each of the Resignation Letters; a copy of the Wojtaszek Resignation Letter is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated by reference herein, a copy of the Sheehy Resignation Letter is attached as Exhibit 10.2 to this Current Report on Form 8-K and is incorporated by reference herein, a copy of the Duckett Resignation Letter is attached as Exhibit 10.3 to this Current Report on Form 8-K and is incorporated by reference herein and a copy of the Timmons Resignation Letter is attached as Exhibit 10.4 to this Current Report on Form 8-K and is incorporated by reference herein. The description of the Employment Agreements is qualified in its entirety by reference to each of the Employment Agreements; a copy of the Wojtaszek Agreement is attached as Exhibit 10.5 to this Current Report on Form 8-K and is incorporated by reference herein, a copy of the Sheehy Agreement is attached as Exhibit 10.6 to this Current Report on Form 8-K and is incorporated by reference herein, a copy of the Duckett Agreement is attached as Exhibit 10.7 to this Current Report on Form 8-K and is incorporated by reference herein and a copy of the Timmons Agreement is attached as Exhibit 10.8 to this Current Report on Form 8-K and is incorporated by reference herein.

ITEM 9.01. FINANCIAL STATEMENTS AND EXHIBITS.4

(d) Exhibits

Exhibit No.	Exhibit Description

10.1	Resignation Letter, dated as of January 23, 2013, by and between Cincinnati Bell Inc. and Gary J. Wojtaszek.

10.2	Resignation Letter, dated as of January 23, 2013, by and between Cincinnati Bell Inc. and Kimberly H. Sheehy.

10.3	Resignation Letter, dated as of January 23, 2013, by and between Cincinnati Bell Inc. and Michael L. Duckett.

10.4	Resignation Letter, dated as of January 23, 2013, by and between Cincinnati Bell Inc. and Kevin G. Timmons.

10.5	Employment Agreement, dated as of January 24, 2013, by and between CyrusOne LLC and Gary J. Wojtaszek.

10.6	Employment Agreement, dated as of January 24, 2013, by and between CyrusOne LLC and Kimberly H. Sheehy.

10.7	Employment Agreement, dated as of January 24, 2013, by and between CyrusOne LLC and Michael L. Duckett.

10.8	Employment Agreement, dated as of January 24, 2013, by and between CyrusOne LLC and Kevin G. Timmons.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: January 29, 2013	CYRUSONE INC.

	By:	/s/ Christopher J. Wilson
Christopher J. Wilson
Secretary

EXHIBIT INDEX

Exhibit No.	Exhibit Description

10.1	Resignation Letter, dated as of January 23, 2013, by and between Cincinnati Bell Inc. and Gary J. Wojtaszek.

10.2	Resignation Letter, dated as of January 23, 2013, by and between Cincinnati Bell Inc. and Kimberly H. Sheehy.

10.3	Resignation Letter, dated as of January 23, 2013, by and between Cincinnati Bell Inc. and Michael L. Duckett.

10.4	Resignation Letter, dated as of January 23, 2013, by and between Cincinnati Bell Inc. and Kevin G. Timmons.

10.5	Employment Agreement, dated as of January 24, 2013, by and between CyrusOne LLC and Gary J. Wojtaszek.

10.6	Employment Agreement, dated as of January 24, 2013, by and between CyrusOne LLC and Kimberly H. Sheehy.

10.7	Employment Agreement, dated as of January 24, 2013, by and between CyrusOne LLC and Michael L. Duckett.

10.8	Employment Agreement, dated as of January 24, 2013, by and between CyrusOne LLC and Kevin G. Timmons.